Exhibit 4.26

Supplement to Loan Contract

Contract No.:

Supplement to Loan Contract

Among

Shanghai eHi Car Rental Co., Ltd.

and

Shanghai Chenghuan Car Rental Co., Ltd.

Shanghai Chenghuan Car Service Co., Ltd.

Shanghai Chenghuan Business Consulting Co., Ltd.

Shanghai Benyuan Car Rental Co., Ltd.

Shanghai Dingxi Car Rental Co., Ltd.

Shanghai Er’xie Industry Co., Ltd.

Cheng Rong

Ji Haifeng

January, 2016

Supplement to Loan Contract

Party A:	Shanghai eHi Car Rental Co., Ltd.

Party B:	Shanghai Chenghuan Car Rental Co., Ltd.

Shanghai Chenghuan Car Service Co., Ltd.

Shanghai Chenghuan Business Consulting Co., Ltd.

Shanghai Benyuan Car Rental Co., Ltd.

Shanghai Dingxi Car Rental Co., Ltd.

Shanghai Er’xie Industry Co., Ltd.

Cheng Rong

Ji Haifeng

The foregoing parties are hereinafter collectively referred to as “Party B”.

Whereas:

Shanghai eHi Car Rental Co., Ltd. as Party A thereof entered into a Loan Contract (Contract No.:       ) (“Master Contract”) with Shanghai Chenghuan Car Rental Co., Ltd. (“Chenghuan Rental”) as Party B thereof on January 8, 2016.

Now therefore, upon friendly consultation, Party A and Party B have reached the following supplements to the Loan Contract:

Article 1   Party B warrants that it will complete all necessary formalities in relation to completing the following equity structure within 30 days upon receipt of the 1st installment of the loan by Party A, i.e. RMB18,000,000.

Shanghai Chenghuan Car Rental Co., Ltd. will become the 100% shareholder of Shanghai Chenghuan Car Service Co., Ltd., Shanghai Chenghuan Business Consulting Co., Ltd., Shanghai Benyuan Car Rental Co., Ltd., Shanghai Dingxi Car Rental Co., Ltd. and Shanghai Er’xie Industry Co., Ltd. respectively and the financial statements of the foregoing six companies of Party B will be incorporated into a consolidated financial statement pursuant to the Accounting

Standard for Business Enterprises.  Upon completion of such restructuring,  Shanghai Chenghuan Car Rental Co., Ltd. will be referred to as “Chenghuan Rental” or the “Company”.

Article 2         Based on the audited consolidated financial statement of Chenghuan Rental as of December 31, 2016 by an auditing firm acceptable to Party A, the net asset profit ratio (i.e. consolidated net profit/consolidated net asset) of Chenghuan Rental is over 30% (excluding the profits generated from the inter-company transactions among these six companies) and various operating indices comply with Party A’s requirements, therefore Party A has the right to request when appropriate to convert its creditor’s rights against Chenghuan Rental into its direct investment in Chenghuan Rental.

Article 3         Within 18 months upon execution of the Loan Contract (RMB50,000,000) between Party A and Shanghai Chenghuan Car Rental Co., Ltd., Party A has the right to unilaterally elect to convert the loan of RMB50,000,000 in whole or in part into its equity interests in Chenghuan Rental.  Party B agrees that Party A has the right to make equity conversion in one of the following ways under which Party A may have a higher shareholding percentage:

3.1                               The valuation of Chenghuan Rental is RMB130,000,000 and Party A will elect to convert its creditor’s rights, i.e. RMB50,000,000 in whole or in part into its equity interests in Chenghuan Rental based on the foregoing valuation.  If Party A elects to convert its creditor’s rights, i.e. RMB50,000,000 in whole into its equity interests in Chenghuan Rental, the valuation of Chenghuan Rental upon conversion shall be RMB180,000,000 and Party A will acquire 30% equity interests of Chenghuan Rental on a fully diluted basis; or

3.2                               The actual shareholding percentage of Party A upon debt-equity conversion will be determined based on the net asset as reflected on the audit report issued by an auditing firm jointly appointed by the parties.

Article 4         If Chenghuan Rental meets the conditions set forth in Article 2, within 20 business days after Party A issues a written notice of debt-equity conversion, Party B shall assist Party A in entering into an equity investment agreement in writing.  Upon conversion of the creditor’s rights under the Master Contract into the Party A’s equity interest in Chenghuan Rental, Party A may discharge Shanghai Chenghuan Car Rental Co., Ltd. of its obligation for interest payment under the Master Contract (refundable if paid) and Party A has the right to receive all shareholder dividend of 2016 pursuant to its contribution percentage (before that no dividend shall be distributed by Shanghai Chenghuan Car Rental Co., Ltd. without the written consent of Party A).  Party B warrants that it will not impose any restriction on Party A’s dividend percentage, time or conditions in the articles of association of the Company or otherwise, and Party A shall have the right to profit distribution of the Company no less favorable than other shareholders.

Article 5         If Party A requests to convert its creditor’s rights into the equity interests in Chenghuan Rental, Party B shall ensure that it will obtain all necessary consents and approvals for such conversion and other shareholders will assist Party A in such conversion.

Article 6         After Party A becomes the shareholder of Chenghuan Rental, Party A will have the priority under the same conditions to acquire the shares to be sold by other shareholders or subscribe new shares of the Company based on its shareholding percentage, provided however, unless otherwise provided by the parties, the aggregate shareholding of Party A shall be no higher than 50%.

Article 7         As long as Party A is the shareholder of Chenghuan Rental and before the Company’s IPO, Party A shall have the following rights:

7.1                               If the existing shareholders of the Company transfer its equity interest in the Company to a third party, Party A shall have an option to:

a.                                      purchase the equity interests to be sold by the existing shareholders under the same terms and conditions offered by the third party; or

b.                                      sell its equity interest at the same percentage under the same terms and conditions offered by the existing shareholders.

7.2                               Party A shall have a priority to subscribe the capital increase by the Company (if any) at its then shareholding percentage in the Company, at the same price and under the same conditions.  Without the written consent of Party A, no new investor shall invest in the Company under any conditions favorable than that of Party A.  In the event of such situation, the parties shall coordinate with each other by taking practical adjustment method to ensure that the price at which Party A purchases the equity interests will be no higher than that of new investors, except those made under the management and employee equity incentive plan approved by the shareholders’ meeting.  The adjustment methods include but not limited to a compensation in cash or equity to Party A by the existing shareholders or other methods agreed by Party A.

7.3                               Without the consent of Party A, the Company shall not transfer in any way the equity interests in the Company under its participation or wholly control; unless otherwise agreed with Party A, the existing shareholders shall not in any way mortgage, guarantee or create any encumbrance for the interests of third parties on its equity interests in the Company; the Company shall not in any way mortgage, guarantee or create any encumbrance for the interests of third parties on the equity interests in the Company under its participation or wholly control。

7.4                               The “IPO” referred above means the initial public offering and listing approved by China Securities Regulatory Commission at Shanghai Stock Exchange or Shenzhen Stock Exchange and other overseas stock exchanges acceptable to Party A, or a listing made in a reverse merger way.

Article 8         This agreement is an integral part of the Master Contract and has the equal legal effect with the Master Contract.  In the event of any conflict between any document in relation to the subject matter hereof prepared before the date hereof and this agreement, this agreement shall prevail.

Article 9         This agreement shall become effective as of the date when it is signed and/or sealed by the parties.

Supplement to Loan Contract

[Signature Page]

Party A: Shanghai eHi Car Rental Co., Ltd. (official seal)

Legal representative or authorized representative (signature or seal):	/s/ Zhang Ruiping

Party B: Shanghai Chenghuan Car Rental Co., Ltd. (official seal)

Legal representative or authorized representative (signature):	/s/ Cheng Rong

Shanghai Chenghuan Car Service Co., Ltd. (official seal)

Legal representative or authorized representative (signature):	/s/ Cheng Rong

Shanghai Chenghuan Business Consulting Co., Ltd. (official seal)

Legal representative or authorized representative (signature):	/s/ Cheng Rong

Shanghai Benyuan Car Rental Co., Ltd. (official seal)

Legal representative or authorized representative (signature):	/s/ Cheng Rong

Shanghai Dingxi Car Rental Co., Ltd. (official seal)

Legal representative or authorized representative (signature):	/s/ Zhu Ling

Shanghai Er’xie Industry Co., Ltd. (official seal)

Legal representative or authorized representative (signature):	/s/ Cheng Rong

Chengrong (signature):

Ji Haifeng (signature):

Date:

Place: